UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 15, 2008

GOLDEN AUTUMN HOLDINGS, INC
(Exact name of registrant as specified in its charter)

Nevada	000-51246	84-1647399
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15455 Dallas Parkway, 6th Floor
Dallas, Texas 75001
(Address of principal executive offices) (zip code)

(604) 687-7178
(Registrant's telephone number, including area code)

Copies to:
Gregory Sichenzia, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

Reference is made to (a) the Securities Purchase Agreement (the “Agreement”), dated August 31, 2007, entered into by and among Golden Autumn Holdings, Inc. (the “Company”) and, among other investors listed therein, including Strategic Alliance Fund, L.P. (“Strategic I”) and Strategic Alliance Fund II, L.P. (“Strategic II”) and (b) the Convertible Notes (the “Notes”), dated September 4, 2007, in the principal amounts of $690,000 and $310,000, respectively.

Due to the Company’s failure to timely file with the Securities and Exchange Commission, the Company’s Annual Report on Form 10-KSB for the period ended September 30, 2007, as required under Section 4(b) of the Agreement, an Event of Default has occurred under the Notes. In accordance with Section 4(b) of the Notes, the Company is required to redeem the entire principal amount of the Notes, and pay 150% of the outstanding principal amount of the Notes, plus all accrued interest.

Item 9.01  Financial Statements and Exhibits

(a) Financial statements of business acquired.

Not Applicable

(b) Pro Forma financial information.

Not Applicable

(c) Shell company transaction.

Not applicable.

(d) Exhibits

The following exhibits are filed or furnished, depending on the relative item requiring such exhibit, in accordance with the provisions of Item 601 of Regulation S-B and Instruction B.2 to this form.

Exhibit Number	Description
4.1	Securities Purchase Agreement, dated August 31, 2007*
4.3	Secured Convertible Note issued to Strategic Alliance Fund, dated September 4, 2007*
4.4	Secured Convertible Note issued to Strategic Alliance Fund II, dated September 4, 2007*

*Incorporated by reference to Current Report on Form 8-K, filed on September 7, 2007

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: February 20, 2008	GOLDEN AUTUMN HOLDINGS, INC

	By:	/s/Charles Fu
Charles Fu
President

EXHIBIT INDEX

Exhibit Number	Description
4.1	Securities Purchase Agreement, dated August 31, 2007*
4.3	Secured Convertible Note issued to Strategic Alliance Fund, dated September 4, 2007*
4.4	Secured Convertible Note issued to Strategic Alliance Fund II, dated September 4, 2007*

*Incorporated by reference to Current Report on Form 8-K, filed on September 7, 2007